                                                                    EXHIBIT 11.1

                   GENERAL CABLE CORPORATION AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                      (IN MILLIONS, EXCEPT PER SHARE DATA)

                                                   YEAR ENDED DECEMBER 31,                 SIX MONTHS ENDED
                                 JUNE 9, 1994                                                  JUNE 30,
                                 TO DECEMBER     ----------------------------    ------------------------------------
                                   31, 1994          1995            1996              1996                1997
                                 ------------    ------------    ------------    ----------------    ----------------
Net earnings used to calculate
  earnings per share:.........      $  2.8          $ 25.3          $ 39.2            $ 12.5              $ 20.6
                                    ------          ------          ------            ------              ------
                                    ------          ------          ------            ------              ------
Calculation of primary
  earnings per share:
     Weighted average common
       shares.................        24.3            24.3            24.3              24.3                24.3
     Dilutive effect of
       assumed exercise of
       options for the
       purchase of common
       shares.................          --              --              --                --                  --
                                    ------          ------          ------            ------              ------
     Weighted average common
       shares used to
       calculate primary
       earnings per share.....        24.3            24.3            24.3              24.3                24.3
                                    ------          ------          ------            ------              ------
                                    ------          ------          ------            ------              ------
     Primary earnings per
       common share...........      $ 0.12          $ 1.04          $ 1.62            $ 0.51              $ 0.85
                                    ------          ------          ------            ------              ------
                                    ------          ------          ------            ------              ------

Calculation of fully diluted
  earnings per share:
     Weighted average common
       shares.................        24.3            24.3            24.3              24.3                24.3
     Dilutive effect of
       assumed exercise of
       options for the
       purchase of common
       shares.................          --              --              --                --                 0.1
                                    ------          ------          ------            ------              ------
     Weighted average common
       shares used to
       calculate fully diluted
       earnings per share.....        24.3            24.3            24.3              24.3                24.4
                                    ------          ------          ------            ------              ------
                                    ------          ------          ------            ------              ------
     Fully diluted earnings
       per common share.......      $ 0.12          $ 1.04          $ 1.62            $ 0.51              $ 0.84
                                    ------          ------          ------            ------              ------
                                    ------          ------          ------            ------              ------